CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our reports dated August 31, 2000 and September 1, 2000, respectively, incorporated herein by reference to the Putnam Research Fund and the Putnam Growth Opportunities Fund, each a series of Putnam Investment Funds, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statements of Additional Information.

                                              /s/ KPMG LLP

Boston, Massachusetts
November 27, 2000